EXHIBIT 21.1
SOLECTION CORPORATION SUBSIDIARIES
10K REPORT

ENTITY	PLACE OF INCORPORATION
ACN 080 683 003 Pty Ltd.	Australia; New South Wales
Blue Star Engineering Ltd.	UK (liquidating)
C-MAC do Brasil Ltda.	Brazil; Hortolândia, São Paulo
C-MAC Holdings Ltd.	British Virgin Islands
C-MAC Interconnect Products Limited	UK
C-MAC Invotronics Inc.	Canada
C-MAC Kanata Inc.	Canada
C-MAC Microcircuits GmbH	Germany; Villingen (liquidating)
C-MAC Wong’s Industries Holdings Ltd.	British Virgin Islands
Distribuidora Solectron Chile Limitada	Chile; Santiago
Huizhou C-MAC Wong’s Industries Co., Ltd.	China
Marplace (Number 382) Limited	UK (liquidating)
Morino Electroplating (S) Pte. Ltd.	Singapore
Navox Corporation	USA; Delaware
PT Solectron Technology Indonesia	Indonesia
Revhold Ltd.	UK (liquidating)
Service Source Europe Limited	UK
Shanghai Shinei Industrial Co., Ltd.	China
Shinei International Pte. Ltd.	Singapore
SLR Europe Holdings C.V.	Netherlands
SMIS R&D Inc.	Canada
Solectron Argentina Distribution S.R.L.	Buenos Aires
Solectron Australia Pty. Ltd.	Australia; New South Wales
Solectron (Beijing) Electronic Equipment Repair Services Co., Ltd.	China; Beijing
Solectron Belgium NV	Belgium
Solectron Brasil Ltda.	Brazil; City of São José dos Campos State of São Paulo
Solectron Canada Holdings, Inc.	Canada; Toronto, Ontario
Solectron Canada ULC	Canada; Nova Scotia
Solectron Capital Trust 1	USA; Delaware
Solectron Cayman Ltd.	Cayman Islands; Grand Cayman, B.W.I.
Solectron Centum Electronics Limited	India; Karnataka
Solectron Corporation	USA; Delaware

SOLECTION CORPORATION SUBSIDIARIES
10K REPORT

ENTITY	PLACE OF INCORPORATION
Solectron da Amazonia Ltda.	Brazil; Manaus, Amazônia
Solectron Elektronik Uretim ve Pazarlama Danayi ve Ticaret AS	Turkey
Solectron EMS Canada Inc.	Canada
Solectron Engineering Ltd.	UK (liquidating)
Solectron Europe B.V.	Netherlands; Amsterdam
Solectron Europe Holdings LLC	USA; Delaware
Solectron Europe Limited	UK
Solectron Federal Systems, Inc.	USA; Delaware
Solectron France Holding SASU	France
Solectron France SAS	France
Solectron Funding Corporation	USA; Delaware
Solectron Global Finance Holdings Ltd.	Cayman Islands; Grand Cayman, B.W.I.
Solectron Global Finance Ltd.	Cayman Islands, Grand Cayman, B.W.I.
Solectron Global Holdings II Ltd.	Cayman Islands; Grand Cayman, B.W.I.
Solectron Global Holdings L.P.	Cayman Islands; Grand Cayman, B.W.I.
Solectron Global Services Australia Pty Limited	Australia; Victoria
Solectron Global Services Canada Inc.	Canada; New Brunswick
Solectron Global Services (Hong Kong) Limited	China; Hong Kong
Solectron Global Services Mexico S.A. de C.V.	Mexico
Solectron Global Services Singapore Pte Ltd.	Singapore (liquidating)
Solectron GmbH	Germany; Frankfurt am Main
Solectron Grundbesitz GmbH	Germany; Herrenberg
Solectron (HK) Technology Ltd.	British Virgin Islands
Solectron Holding Deutschland GmbH	Germany; Herrenburg
Solectron Holdings, Ltd.	USA; Delaware
Solectron Holdings, S. de R.L. de C.V.	Mexico, Guadalajara Jalisco
Solectron Hungary Electronics Manufacturing Co., Ltd.	Hungary; Budapest
Solectron Industrial Comercial, Servicos e Exportadora do Brasil Ltda.	Brazil
Solectron International Distribution Canada Limited Partnership	Canada; Nova Scotia
Solectron International Distribution, Inc.	USA; California
Solectron International (Netherlands) B.V.	Netherlands
Solectron IPCS Pte. Ltd.	Singapore (liquidating)
Solectron Ireland	Cayman Islands; Grand Cayman, B.W.I.

SOLECTION CORPORATION SUBSIDIARIES
10K REPORT

ENTITY	PLACE OF INCORPORATION
Solectron Ireland Holdings	Cayman Islands; Grand Cayman, B.W.I.
Solectron Israel Company Ltd.	Israel; Jerusalem (liquidating)
Solectron K.K.	Japan
Solectron Malaysia Sdn. Bhd.	Malaysia; Penang
Solectron Manufactura de Mexico, S. de R.L. de C.V.	Mexico
Solectron Mauritius Holdings Limited	Mauritius
Solectron Mauritius Limited	Mauritius
Solectron Mexico Holdings II LLC	USA; Delaware
Solectron Mexico Holdings LLC	USA; Delaware
Solectron Netherlands B.V.	Netherlands; Amsterdam
Solectron Network Systems, Ltd.	UK (liquidating)
Solectron Philippines Inc.	Philippines
Solectron Puerto Rico Limited	Cayman Islands; Grand Cayman, B.W.I.
Solectron Quartz Limited	UK
Solectron Romania SRL	Romania; Timisoara
Solectron Services Singapore Pte. Ltd.	Singapore
Solectron Servicios Chihuahua, S.A. de C.V.	Mexico
Solectron Servicios e Manufactura do Brasil Ltda.	Brazil; São Paulo
Solectron Servicios Monterrey, S.A. de C.V.	Mexico (merging out)
Solectron Servicios, S.A. de C.V.	Mexico
Solectron (Shanghai) Co., Ltd	China, Shanghai
Solectron (Shanghai) Electronic Equipment Repair Services Co., Ltd.	China
Solectron (Shanghai) Technology Co. Ltd.	China; Shanghai
Solectron (Shenzhen) Technology, Co. Ltd.	China; Shenzhen, Guangdong
Solectron Singapore Holdings Pte. Ltd.	Singapore
Solectron (Suzhou) Technology Co., Ltd.	China; Suzhou
Solectron Sweden AB	Sweden; Stockholm
Solectron Sweden Holding AB	Sweden
Solectron Technology Sdn. Bhd.	Malaysia; Kuala Lumpur
Solectron Technology Singapore Pte. Ltd.	Singapore
Solectron Telecommunications Pty. Limited	Australia; Victoria
Solectron Texas, Inc.	USA; Delaware
Solectron Texas, L.P.	USA; Delaware
Solectron UK Limited	UK; London
Solectron USA, Inc.	USA; Delaware
Tomillo Ltd.	Hungary

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